EXHIBIT 31.1

CERTIFICATION

I, Douglas Polinsky, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Sui Group Holdings Limited; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 24, 2026	/s/ Douglas Polinsky
Douglas Polinsky Chief Executive Officer